Exhibit 3i.5

  State of Delaware
  Secretary of State
  Division of Corporations
 Delivered 10:00 AM 10/28/2016
  FILED 10:00 AM 10/28/2016
SR 20166403276 - File Number 6160761

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

SLS Industrial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is SLS Industrial, Inc. .

2.

That a Certificate of Agreement and Plan of Merger and Reorganization into Holding Company Structure

                                                                   (Title of Certificated Being Corrected)

was filed by the Secretary of State of Delaware on 9/30/2016      and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific) See attached Exhibit A for defects.

4.	Article See attached Exhibit A of the Certificate is corrected to read as follows:

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 25th      day of October     , A.D. 2016  .

By: /s/ Paul Dickman Authorized Officer Name: Paul Dickman Print or Type Title: President

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EXHIBIT A

CORRECTIONS FOR

SLS INDUSTRIAL, INC.

3.          The inaccuracy or defect of said Certificate is: (must be specific)

Section 2 of the Agreement and Plan of Merger and Reorganization into Holding Company Structure contains an incorrect date (August 13, 2016); Section 3(a) contains the incorrect holding company (Asiana Dragons, Inc.) in the amended Sixth Article; and the President Paul Dickman’s name is incorrectly spelled on the signature line of SLS Industrial, Inc. (listed as Paul Dickson).

4.          Section 2 of the Agreement and Plan of Merger and Reorganization into Holding Company Structure is corrected to read as follows:

2. Merger. Pursuant to the Reorganization Merger, SLS shall be merged with and into SLSI and SLSI shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”). The Reorganization Merger shall become effective on September 30, 2016, after the filing of this Merger Agreement with the Secretary of State of the State of Delaware in accordance with Section 251(g) of the Delaware General Corporation Law, (the “Effective Time”).

4.          Section 3(a) of the Agreement and Plan of Merger and Reorganization into Holding Company Structure is corrected to read as follows:

(a)     A new Article Sixth shall be added to the certificate of incorporation of the Surviving Corporation, which reads as follows:

“SIXTH. Any act or transaction by or involving the Corporation, other than the election or removal of directors, that requires for its adoption under the Delaware General Corporation Law or under this Certificate of Incorporation the approval of the Corporation’s stockholders shall, pursuant to Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of the Corporation’s holding company, Southeastern Holdings, Inc., or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Corporation.”

4.          The SLS Industrial, Inc. signature block of the Agreement and Plan of Merger and Reorganization into Holding Company Structure is corrected to read as follows:

Name: Paul Dickman

4.          Article SIX of the Certificate of Incorporation is corrected to read as follows:

“SIXTH. Any act or transaction by or involving the Corporation, other than the election or removal of directors, that requires for its adoption under the Delaware General Corporation Law or under this Certificate of Incorporation the approval of the Corporation’s stockholders shall, pursuant to Section 251 (g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of the Corporation’s holding company, Southeastern Holdings, Inc., or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Corporation.”

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